UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2008

FUDA FAUCET WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9879	13-2648442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ge Jia Ba, Hua Ting, Yiyang
Jiangxi, PRC 334400
(Address and telephone number of principal executive offices)
(Address of principal executive offices) (zip code)

86 793-5887178
(Registrant's telephone number, including area code)

Copies to:
Asher S. Levitsky, P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 28, 2008, Yu Hao, Zhang Ning, David Yaudoon Chiang, David Oldridge and Jibrin Al Jibrin were elected as directors of Fuda Faucet Works, Inc. (the “Company”). Ms. Yu, Mr. Zhang, Mr. Chiang, and Mr. Oldridge are independent directors. The board also created audit and compensation committees. The audit committee will consist of Yu Hao, as chairperson, Zhang Ning and David Yaudoon Chiang. The compensation committee will consist of Zhang Ning, as chairperson, David Yaudoon Chiang and David Oldridge.

Effective April 30, 2008, Shu Shaohua resigned from our Board of Directors. The resignation of Mr. Shaohua did not stem from any disagreement with the Company.

Yu Hao has more than 15 years of work experience in finance and accounting. Ms. Yu is a chartered certified accountant. Ms. Yu has been chief financial officer of Shen Zhen Min Run Agriculture Products Distribution Chain Store Co., Ltd. since March 2008. Ms. Yu worked as a financial controller at DeCoro Limited from July 2004 to March 2008, as chief financial officer at Hubei Tianhua Shareholding Co., Ltd from May 2000 to July 2004, and as an internal audit and business control manager at Shenzhen IBM Technology Product Co., Ltd. from July 1998 to May 2000. Ms. Yu Hao graduated with a MS in accounting from The Chinese University of Hong Kong Business School and a BS in technical economics from Huazhong Science & Technology University.

Zhang Ning has more than 20 years of experience in accounting and corporate finance. Mr. Zhang has been a senior financial consultant at Friedland Capital Corporation since July 2005. He worked in the finance consulting division at Benchmark Capital from July 2002 to June 2005, as an audit manager at Beijing Xiwen Accounting firm from July 1997 to July 2002, and as an audit manager at Beijing Dexin Accounting firm from March 1993 to June 1997. Mr. Zhang received a BS in Finance and Accounting from Renmin University of China
David Yaudoon Chiang has more than 15 years of experience in finance. Since July 2004, Mr. Chiang has been a managing director in the investment banking division of Northeast Securities, Inc. Mr. Chiang was a principal of Bayview Consulting from June 2003 to July 2004, a vice president at C.E. Unterberg, Towbin Asset Management from February 2002 to March 2003, an analyst at C.E. Unterberg Towbin from December 1999 to December 2001, a senior equity analyst at Nikko Securities International from June 1997 to February 1999. Mr. David Yaudoon Chiang graduated with honors from New York University - Stern School of Business and holds a BS degree in Finance and International Business.

David Oldridge has more than 30 years of experience in operations management and entrepreneurship. Mr. Oldridge has been the head of Contract Logistics North Asian for CEVA since October 2007. Mr. Oldridge was managing director of Asian Insight from January 2007 to October 2007, chief executive officer of SCFulfil Logistics Limited from March 2006 to January 2007, chief executive officer of Tradeport Hong Kong Limited from January 2002 to March 2006, vice president of BAX Global from December 1998 to January 2002 and an executive director at PT Global Indonesia from December 1997 to December 1998.

Jibrin Al Jibrin joined Fuda’s affiliated company in 2006 and has served as sales director since January 2008. Mr. Jibrin held director positions in Dammam Dome Group in Saudi Arabia from 2002 to 2006, Issa Al Jiblin from 1999 to 2002; and Gabieal International Corporation from 1983 to 1999. Mr. Jibrin graduated from Kent State University with a Bachelors degree in Computer Science and Business Management.

For their services as a director and a committee member, the Company shall pay each of the independent directors an annual fee of $15,000, payable quarterly, and issued to each of them 2,632 shares of common stock, which represents the number of shares that has a value of $10,000 on April 22, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Letter agreement with David Oldridge dated April 28, 2008
Exhibit 99.2	Letter agreement with David Yaudoon Chiang dated April 28, 2008
Exhibit 99.3	Letter agreement with Zhang Ning dated April 28, 2008
Exhibit 99.4	Letter agreement with Yu Hao dated April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUDA FAUCET WORKS, INC.

Dated: May 7, 2008	By:	/s/ WU YITING
Wu Yiting
Chief Executive Officer